UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

TIMBER PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401
Basking Ridge, NJ 07920
(Address of principal executive offices)
Registrant’s telephone number, including area code: (908) 636-7160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On June 5, 2023, Timber Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has granted a dermal carcinogenicity (“CARC”) waiver for TMB-001. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01	Other Events.

On June 5, 2023, the Company announced that the FDA has granted a CARC waiver for TMB-001. The positive opinion is based on results of a 39-week repeat dose dermal toxicity study conducted with TMB-001 and allows the Company to forgo a 2-year dermal rodent carcinogenicity study as the toxicity study demonstrated no evidence of skin or organ carcinogenicity from chronic applications of TMB-001 in the rodents.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release issued by Timber Pharmaceuticals, Inc., dated June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBER PHARMACEUTICALS, INC.

Date: June 5, 2023	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors